Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-280404) and Forms S-8 (Nos. 333-272887, 333-277024, 333-284341) of United Homes Group, Inc. of our report dated March 14, 2025, with respect to the consolidated financial statements of United Homes Group, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Forvis Mazars, LLP
Tysons, Virginia
March 14, 2025